SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                        Under The Securities Act of 1933

                                  EQUICAP, INC.
                ------------------------------------------------
               (Exact name of Registrant as specified in charter)

              CALIFORNIA                                    33-0652593
   --------------------------------                   ---------------------
     (State or other jurisdiction                         (IRS Employer
   of incorporation or organization)                  Identification Number)

                                                     Stephen M. Siedow, Pres.
          12373 East Cornell Avenue                 12373 East Cornell Avenue
           Aurora, Colorado 80014                    Aurora, Colorado 80014
               (303) 337-3384                             (303) 337-3384
 ----------------------------------------           ---------------------------
      (Address and telephone number of             (Name, address and telephone
 Registrant's Principal Executive Offices)          number of agent for service)

                       2000 COMPENSATORY STOCK OPTION PLAN
                            (Full Title of the Plan)

                        Copies of all communications to:

                                 Amy L. Clayton
                                 Attorney At Law
                             2049 Brady Creek Circle
                                Sandy, Utah 84124
                                 (801) 944-1268

Title of each class                            Proposed maximum      Proposed maximum
of securities to be        Amount to be       offering price per    aggregate offering          Amount of
     registered            Registered (1)            share              price (2)           Registration Fee (3)
-------------------        -------------      ------------------    ------------------      -------------------
Common stock,
no par value                 3,000,000             $ .01                $ 30,000.00              $ 100.00

(1) Includes an indeterminate number of additional shares that may be issued pursuant to the above employee benefit plan as a result of any future stock split, stock dividend or similar adjustment.

(2)  Estimated for the purpose of calculating registration fee.

(3) The fee with respect to these shares has been calculated pursuant to Rules 457 (h) and 457 (c) under the Securities Act of 1933, as amended. The Common Shares are quoted without price on the OTC Bulletin Board and the registrant has no assets. The filing fee is less than $100, and therefore only the minimum filing fee is due.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents are incorporated by reference in this registration statement of EQUICAP, INC. ("Equicap") and in the related Section 10(a) prospectus:

          (a) Equicap's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000.

          (b) Registration Statement on Form 10SB-12G (and Form 10SB-12G/A), SEC file no. 0-31091, which contains audited financial statements of Equicap for the years ended December 31, 1999 and 1998.

          (c) Part I, Item 8 (Description of Securities) contained in Equicap's Registration Statement on Form 10SB-12G, SEC file no. 0-31091.

          In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          Article FIVE of Equicap's Certificate of Incorporation authorizes Equicap to indemnify any current or former director, officer, employee, or agent of Equicap, or a person serving in a similar post in another organization at the request of Equicap, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the California Corporations Code, public policy or other applicable law. Sections 317 and 204 of the California Corporations Code authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

          The Exhibits to this registration statement are listed in the Index to Exhibits on page 4.


Item 9.  UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Aurora, Colorado, on the date below.


DATED:  October 20, 2000            EQUICAP, INC.




                                    By   /s/ Stephen M. Siedow
                                      ..........................................
                                             Stephen M. Siedow, Chief Executive
                                             Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.



/s/ Stephen M. Siedow    Director, Chairman, President, Chief   October 20, 2000
---------------------    Executive Officer, Chief Financial
    Stephen M. Siedow    Officer (principal executive officer)






                                INDEX TO EXHIBITS

Exhibit
Number         Description
-------        ----------------------------

   5.1         Opinion of Counsel regarding legality

  23.1         Consent of Independent Public Accountants

  23.2         Consent of Counsel (included in Exhibit 5.1)

  99.1         2000 Compensatory Stock Option Plan